                                 EXHIBIT 10.32

                            AIRTOUCH COMMUNICATIONS
                      SUPPLEMENTAL EXECUTIVE PENSION PLAN

             (Second Amendment and Restatement as of April 1, 1994)





                                                               EXECUTION VERSION

                               TABLE OF CONTENTS

                                                                                                            PAGE
SECTION 1.  INTRODUCTION AND PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1        Introduction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2        Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

SECTION 3.  ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    3.1        Eligibility To Participate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    3.2        Eligibility to Receive Executive Pension.  . . . . . . . . . . . . . . . . . . . . . . . . .  9
               (a)        Must Be Eligible for Qualified Benefit, Defined
                          Contribution Makeup Benefit or Minimum Benefit  . . . . . . . . . . . . . . . . .  9
               (b)        Payment of Executive Pension as a Service or Vested
                          Pension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 4.  AMOUNT OF EXECUTIVE PENSION . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . .  11
    4.1        Executive Pension Formula  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
               (a)        Participants Who Are Executives at Retirement . . . . . . . . . . . . . . . . . . 11
               (b)        Participants Who Were Executives Before Retirement  . . . . . . . . . . . . . . . 12
    4.2        Defined Benefit Makeup Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
               (a)        Eligibility for Defined Benefit Makeup Benefit  . . . . . . . . . . . . . . . . . 13
               (b)        Amount of Defined Benefit Makeup Benefit  . . . . . . . . . . . . . . . . . . . . 13
    4.3        Defined Contribution Makeup Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
               (a)        Eligibility for Defined Contribution Makeup
                          Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
               (b)        Amount of Defined Contribution Makeup Benefit . . . . . . . . . . . . . . . . . . 15
    4.4        Mid-Career Benefit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
               (a)        Eligibility for Mid-Career Benefit  . . . . . . . . . . . . . . . . . . . . . . . 15
               (b)        Mid-Career Benefit Formula  . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
               (c)        Mid-Career Pension Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    4.5        No Reduction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    4.6        Early Retirement Discount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

               (a)        Service Pensions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
               (b)        Vested Pensions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
               (c)        Exceptions to Early Payment Reductions  . . . . . . . . . . . . . . . . . . . . . . 19
               (d)        Health Benefits for Certain Executives Eligible for
                          Unreduced Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    4.7        Minimum Benefit For Certain Executives   . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
               (a)        Eligibility for Minimum Benefit.  . . . . . . . . . . . . . . . . . . . . . . . . . 20
               (b)        Amount of Minimum Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
               (c)        Definition of Account Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    4.8        Special Increases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

SECTION 5.  PAYMENT OF EXECUTIVE PENSION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    5.1        Time of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    5.2        Form of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    5.3        Adjustment to Executive Pension for Form of Payment  . . . . . . . . . . . . . . . . . . . . . 25
               (a)        Life Annuity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
               (b)        Joint and Survivor Annuity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
               (c)        Single Sum Cashout Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
               (d)        Other Forms of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    5.4        Notification and Application for Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    5.5        Death Following Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 6.  DEATH BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    6.1        Surviving Spouse Annuity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
               (a)        Eligibility for Surviving Spouse Annuity  . . . . . . . . . . . . . . . . . . . . . 27
               (b)        Amount of the Surviving Spouse Annuity  . . . . . . . . . . . . . . . . . . . . . . 27
               (c)        Form and Time of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    6.2        Pensioner Death Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
               (a)        Eligibility for Pensioner Death Benefit . . . . . . . . . . . . . . . . . . . . . . 28
               (b)        Amount of Pensioner Death Benefit . . . . . . . . . . . . . . . . . . . . . . . . . 28
               (c)        Waiver of Pensioner Death Benefit . . . . . . . . . . . . . . . . . . . . . . . . . 28

SECTION 7.  SOURCE OF BENEFIT PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    7.1        Unfunded; Rabbi Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    7.2        Participating Company Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

SECTION 8.  FORFEITURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 9.  ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    9.1        Plan Sponsor and Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    9.2        Determination of Eligibility .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    9.3        Procedure To Approve and Deny Claims .  . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    9.4        Procedure To Review Denied Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    9.5        Additional Duties of Plan Administrator   . . . . . . . . . . . . . . . . . . . . . . . . . . 32
    9.6        Allocation of Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    9.7        Named Fiduciaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    9.8        More Than One Fiduciary Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

SECTION 10.  AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    10.1       Plan Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    10.2       Plan Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

SECTION 11.  GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    11.1       Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    11.2       Rights to Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    11.3       No Right to Company Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    11.4       Assignment or Alienation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    11.5       Break in Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    11.6       Leave of Absence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    11.7       Amounts Accrued Prior to Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    11.8       Payments to Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    11.9       Claims Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    11.10      Damage Claims or Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    11.11      Judgment or Settlement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    11.12      Payments Under Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

SECTION 12.  EXECUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                            AIRTOUCH COMMUNICATIONS
                      SUPPLEMENTAL EXECUTIVE PENSION PLAN

             (Second Amendment and Restatement as of April 1, 1994)


SECTION 1.  INTRODUCTION AND PURPOSE.

1.1 Introduction. The AirTouch Communications Supplemental Executive Pension Plan (the "Plan") was adopted as of April 1, 1994 to provide the supplemental retirement benefits that were accrued by eligible executives as of March 31, 1994 under the following plans (the "Predecessor Plans"):

      (a) Pacific Telesis Group Non-Qualified Pension Plan;

      (b) Pacific Telesis Group Supplemental Executive Retirement Plan; and

      (c) Pacific Telesis Group Mid-Career Pension Plan.

      In addition, eligible Executives shall continue to accrue additional benefits due to salary increases after April 1, 1994, and the minimum benefit and the mid-career provisions of the Predecessor Plans shall continue to apply. The Plan is amended and restated as of April 1, 1994, for the second time, to read as set forth herein. The group of Executives eligible to participate in the Plan is fixed as of April 1, 1994, and no participants become newly eligible after that date.

1.2 Purpose. The purposes of the Plan are to assist the Participating Companies in retaining highly competent managers by providing certain unfunded pension benefits to certain eligible Executives and to satisfy the Company's obligation under section 6.1 of Appendix A of the Separation Agreement.

      The benefits provided by the Plan, together with the benefits provided by the Qualified Pension Plan and the Qualified Retirement Plan are intended to provide the Executive with approximately the same benefit that the Executive would have been entitled under the normal provisions of the Qualified Pension Plan (with accrual service frozen as of March 31, 1994) and the Qualified Retirement Plan (other than matching contributions) if the qualified plans (a) recognized total base pay (whether or not deferred) and short term incentive awards as compensation for benefit purposes, and (b) were not subject to any limitations on the amount of benefits that could otherwise be paid.

      In addition, the Plan permits certain Executives to continue to accrue pension benefits for service after Separation Date for purposes of the mid-career benefit and the minimum benefit formulas.

SECTION 2.  DEFINITIONS.

"Account Benefit," which is used to offset the Minimum Benefit provided by the Plan, is defined in Section 4.7(c).

"Basic Benefit" means the sum of the Defined Benefit Makeup Benefit, Defined Contribution Makeup Benefit and Mid-Career Benefit, reduced by the Qualified Pension Benefit, as described in Section 4.1(a)(i).

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

"Committee" means the Compensation and Personnel Committee of the Board.

"Company" means AirTouch Communications, a California corporation prior to September 19, 1994, and a Delaware corporation named AirTouch Communications, Inc. on and after such date.

"Defined Benefit Makeup Benefit" is a portion of the Basic Benefit based on the Executive's rate of base pay and standard or target awards under short-term incentive plans, as set forth in Section 4.2.

"Defined Contribution Makeup Benefit" is a portion of the Basic Benefit based on certain compensation deferred before the Separation Date, as set forth in
Section 4.3.

"Employee" means a common law employee of the Company or any Participating Company.

"Executive" means the following individuals:

                            Mr. Lydell L. Christensen
                            Mr. C. Lee Cox

                            Mr. F. Craig Farrill
                            Mr. Mohan S. Gyani
                            Mr. Charlie E. Jackson
                            Mr. John R. Lister
                            Mr. Jan K. Neels
                            Mr. Arun Sarin
                            Mr. George F. Schmitt
                            Ms. Susan G. Swenson
                            Mr. Paul H. White

An Executive retains his or her status as an Executive so long as he or she continues to be designated by the Board as a member of the Company's Senior Management Group.

"Executive Pension" means the pension provided pursuant to Section 4 of this Plan.

"Final Average Base Pay" means the average of the Participant's monthly rates of base pay, both deferred and nondeferred base pay, for the final 60 months of employment with Pacific Telesis Group and its subsidiaries before the Separation Date and with the Participating Companies after the Separation Date.

"Final Average Team Award" means the average of the Participant's "Monthly PTG Standard Awards" and the Participant's "Monthly AirTouch Team Award" for the final 60 months of employment with Pacific Telesis Group and its subsidiaries before the Separation Date and the Participating Companies after the Separation Date. For this purpose, "Monthly PTG Standard Award" means, for any pre-Separation month in a calendar year, 1/12 of the Participant's "standard award" in effect as of December 31 of the calendar year under the Pacific Telesis Group Short Term Incentive Plan for the Participant's Position Rate. "Monthly AirTouch Team Award" means, for any month in the calendar year, 1/12 of the Participant's target award established for that year under the Company's Short Term Incentive Plan.

"Mid-Career Benefit" means the benefit provided to certain Executives under
Section 4.4.

"Minimum Benefit" means the benefit provided to certain Executives under
Section 4.7 if it is greater than the Basic Benefit reduced by the Qualified Pension Benefit as described in Section 4.1(a)(i).

"Pacific Telesis Group Executive Deferral Plan" means the plan adopted by Pacific Telesis Group, as it may be amended from time to time by that company's board of directors, under which participants deferred a portion of their base pay and incentive compensation before Separation Date.

"Participant" means an Executive who met the eligibility requirements of
Section 3 of the Plan as of Separation Date and who is named as a Participant in Section 3.1. An Executive who terminates employment with a Participating Company remains a Participant while Plan benefits are paid or payable.

"Participating Company" means the Company and any subsidiary of the Company that shall have determined, with the concurrence of the Company's Board, to participate in the Plan. As of April 1, 1994, the following Company subsidiaries are Participating Companies: AirTouch International, AirTouch Cellular and AirTouch Paging. In addition, but only for the purposes of determining (a) the amount of the Participant's benefits under the Plan, including compensation and service, and (b) the Participant's status as a retired or terminated employee, any other corporation, partnership or joint venture designated as a "Joint Venture Employer" under the Qualified Pension Plan shall be treated as a Participating Company.

"Plan" means this AirTouch Communications Supplemental Executive Pension Plan.

"Predecessor Plan" means the Pacific Telesis Group Non-Qualified Pension Plan, the Pacific Telesis Group Supplemental Executive Retirement Plan, or the Pacific Telesis Group Mid-Career Pension Plan. It also means the predecessor plans to those plans; i.e., the Bell System Senior Management Non-Qualified Plan and the Bell System Mid-Career Pension Plan.

"Present Value" means a single sum amount that is actuarially equivalent to a monthly annuity payable for life based on actuarial factors developed by the Plan's actuaries with reference to (a) the Participant's or surviving spouse's attained age in years and whole months as of the effective date of the annuity,
(b) an interest assumption that is 120% of the PBGC interest rate and (c) a mortality assumption based on the UP-1984 mortality table set back two years. The "PBGC interest rate" shall be determined in the same manner as it is determined under the Qualified Pension Plan.

"Qualified Pension Benefit" means the amount of the monthly pension actually payable under the Qualified Pension Plan, as adjusted for early payment, based on the effective date as of which the Executive Pension is determined.

"Qualified Pension Plan" means the AirTouch Communications Employees Pension Plan and its predecessor plan, the PacTel Corporation Employees Pension Plan.

"Qualified Retirement Plan" means the AirTouch Communications Retirement Plan and its predecessor plan, the PacTel Corporation Retirement Plan, the qualified defined contribution plans that covered employees of the Company and its subsidiaries before and after Separation Date.

"Separation Agreement" means the agreement, dated October 7, 1993, between Pacific Telesis Group and PacTel Corporation, relating to the separation of their corporate affiliation.

"Separation Date" means April 1, 1994, the date as of which the total and complete separation of the ownership of the Company from Pacific Telesis Group occurs.

"Short Term Incentive Plan" means the AirTouch Communications Short Term Incentive Plan and its predecessor plan, the PacTel Corporation Short Term Incentive Plan.

"Term of Employment" means the number of years credited to the Participant for eligibility for a service pension and for the determination of the early payment age discount under the Qualified Pension Plan or, in the case of a Participant who is not covered by the Qualified Pension Plan, the years that would have been credited to the Participant if the Participant were covered under such plan. As provided under the Qualified Pension Plan, a Participant's Term of Employment (a) is not adjusted for part-time employment, (b) includes all periods that the Participant was employed by the Company (and its subsidiaries), including the period between January 1, 1987 and the Separation Date, and is adjusted for breaks in service.

"Years of Credited Service" means the number of whole and partial years credited to the Participant for benefit accrual purposes under the Qualified Pension Plan or, in the case of a Participant who is not covered by the Qualified Pension Plan, the years that would have been credited to the Participant for benefit accrual purposes under the Qualified Pension Plan if the Participant were covered under such plan. As provided under the terms of the Qualified Pension Plan, a Participant's Years of Credited Service (a) are adjusted for part-time employment, (b) do not include periods that the Participant was employed by the Company (and its subsidiaries) between January 1, 1987 and the Separation Date, unless the Participant was a full accrual participant under the Qualified Pension Plan, (c) are adjusted for breaks in service, and (d) effective January 1, 1998, are limited to the greater of 30 years or the actual years accrued for benefit accrual purposes as of December 31, 1997. Notwithstanding the foregoing, for purposes of determining a Participant's Defined Benefit Makeup Benefit and Defined Contribution Makeup Benefit, a Participant's Years of Credited Service shall not include years credited to the Participant for benefit accrual purposes under the Qualified Pension Plan after the Separation Date.

SECTION 3.  ELIGIBILITY.

3.1 Eligibility To Participate. An Executive who was a participant in a Predecessor Plan as of the Separation Date and whose accrued benefits under the Predecessor Plans were transferred to this Plan pursuant to the Separation Agreement shall be eligible to participate in the Plan. No other individual is eligible to participate in the Plan. As of the Separation Date, the Plan Participants are:

                   Mr. Lydell L. Christensen
                   Mr. C. Lee Cox
                   Mr. F. Craig Farrill
                   Mr. Mohan S. Gyani
                   Mr. Charlie E. Jackson
                   Mr. John R. Lister
                   Mr. Jan K. Neels
                   Mr. Arun Sarin
                   Mr. George F. Schmitt
                   Ms. Susan G. Swenson
                   Mr. Paul H. White

      No other individual is or shall become eligible to participate in the Plan.

3.2   Eligibility to Receive Executive Pension.

      (a) Must Be Eligible for Qualified Benefit, Defined Contribution Makeup Benefit or Minimum Benefit. A Participant shall be eligible for an Executive Pension upon termination of employment with the Company or Participating Company if the Participant is eligible for a pension under the Qualified Plan. Alternatively, if an Executive is eligible for a Defined Contribution Makeup Benefit under Section 4.3 or a Minimum Benefit under Section 4.7, the Executive shall be eligible for an Executive Pension even though he or she may not be eligible for a pension under the Qualified Pension Plan.

      (b) Payment of Executive Pension as a Service or Vested Pension. The Executive Pension shall be paid as a service pension or as a vested pension, based on the pension for which the Participant is eligible under the Qualified Pension Plan (or would be eligible, if a participant thereunder), without regard to any minimum benefit or early retirement window benefits that would change the eligibility requirements for pensions under the Qualified Pension Plan. An Executive Pension is payable at the time described in Section 5.1.

          If the Executive Pension is based on a Minimum Benefit under Section
          4.7 of the Plan and the Participant is not eligible for a service pension under the Qualified Pension Plan, the Executive Pension nonetheless shall be paid as an unreduced service pension.

          If the Participant's Qualified Pension Benefit is payable as an in-service pension under the Qualified Pension Plan, the Participant's Executive Pension shall be paid as a service pension.

SECTION 4.  AMOUNT OF EXECUTIVE PENSION.

4.1   Executive Pension Formula.

      (a) Participants Who Are Executives at Retirement. If a Participant is an Executive at the time the Executive Pension becomes payable, the Participant's Executive Pension, expressed as a monthly pension payable for life, shall equal the greater of:

          (i) The Basic Benefit, which is the sum of the:

              (A)  Defined Benefit Makeup Benefit under Section 4.2;

              (B)  Defined Contribution Makeup Benefit under Section 4.3; and

              (C)  Mid-Career Benefit under Section 4.4;

              Reduced by the Qualified Pension Benefit (not including that portion of the Qualified Pension Benefit representing the accrued benefit as of December 31, 1986, under the Communications Industries, Inc. Employees' Pension Plan); or

          (ii) The Minimum Benefit under Section 4.7, if any.

          The Defined Benefit Makeup Benefit and Mid-Career Benefit determined under (i)(A) and (i)(C) above shall be adjusted for early payment to the extent provided in Section 4.6. The Qualified Pension Benefit under (i) above shall reflect the benefit that would be payable under the Qualified Pension Plan if the benefit were paid at the same time as the Executive Pension. The Participant's Executive Pension shall be paid at the time and in the form provided in Section 5.

          (b) Participants Who Were Executives Before Retirement. If a Participant is not an Executive when Plan benefits would otherwise become payable, but was an Executive during some previous period, then the Participant's Executive Pension shall be determined in the same manner as set forth in (a) above, except that the amount of the Defined Benefit Makeup Benefit shall be determined as though the Participant terminated employment on the date he ceased serving as an Executive, and except that the Minimum Benefit shall not be payable. Estimated earnings under Section 4.3(b)(ii) (the Hypothetical Account value of the Defined Contribution Makeup Benefit) shall continue to accrue to the effective date of the Executive Pension. After the Participant ceases to be an Executive, the Participant's service and age continue to count for purposes of determining the early payment discount factor under
              Section 4.6.

4.2 Defined Benefit Makeup Benefit. The Defined Benefit Makeup Benefit formula provides a pension benefit based on the Executive's rate of base pay and standard or target awards under short term incentive plans. The Defined Benefit Makeup Benefit was formerly provided by the restoration benefit plus the short term award benefit under the Pacific Telesis Group Non-Qualified Pension Plan, and the excess benefits under sections 415 and 401(a)(17) of the Code under the Pacific Telesis Group Supplemental Executive Retirement Plan, two of the Predecessor Plans.

      The Defined Benefit Makeup Benefit formula continues to recognize compensation after the Separation Date but does not recognize service after such date for benefit accrual purposes.

      (a) Eligibility for Defined Benefit Makeup Benefit. A Participant who is or was an Executive shall be eligible for a Defined Benefit Makeup Benefit if the Participant is eligible for a Qualified Pension Benefit. As of the Separation Date, the following Participants are eligible for a Defined Benefit Makeup Benefit:

                        Mr. Lydell L. Christensen
                        Mr. C. Lee Cox
                        Mr. F. Craig Farrill
                        Mr. Mohan S. Gyani
                        Mr. Charlie E. Jackson
                        Mr. John R. Lister
                        Mr. Jan K. Neels
                        Mr. Arun Sarin
                        Mr. George F. Schmitt
                        Ms. Susan G. Swenson
                        Mr. Paul H. White

          By virtue of their eligibility for the Defined Benefit Makeup Benefit under this Plan, these Participants are not eligible for the nonqualified benefits set forth in the Qualified Pension Plan document.

      (b) Amount of Defined Benefit Makeup Benefit. A Participant's Defined Benefit Makeup Benefit is a monthly pension equal to:

          (i) 1.45% of the sum of the Participant's Final Average Base Pay and his or her Final Average Team Award; multiplied by

          (ii) The Participant's Years of Credited Service.

4.3 Defined Contribution Makeup Benefit. The Defined Contribution Makeup Benefit provides a monthly benefit for Executives who were executives of PacTel Corporation or certain of its subsidiaries before the Separation Date, based on hypothetical company contributions that would have been made under the Qualified Retirement Plan if that plan had recognized compensation deferred under the Pacific Telesis Group Executive Deferral Plan before the Separation Date and if the rules under sections 401(a)(17) and 415 of the Code did not limit such hypothetical company contributions. This benefit was formerly provided as an additional restoration benefit under the Pacific Telesis Group Non-Qualified Pension Plan and was paid as a single sum cashout amount.

      (a) Eligibility for Defined Contribution Makeup Benefit. A Participant who was an executive of PacTel Corporation or of a PacTel Corporation subsidiary that was a participating company in the Pacific Telesis Group Non-Qualified Pension Plan before the Separation Date and who received allocations of basic and variable contributions under the Qualified Retirement Plan before the Separation Date while deferring compensation under the Pacific Telesis Group Executive Deferral Plan shall be eligible for a Defined Contribution Makeup Benefit. As of the Separation Date, the following Participants are eligible for a Defined Contribution Makeup Benefit:

                        Mr. C. Lee Cox
                        Mr. Charlie E. Jackson
                        Mr. John R. Lister
                        Mr. Jan K. Neels
                        Mr. George F. Schmitt
                        Ms. Susan G. Swenson
                        Mr. Paul H. White

      (b) Amount of Defined Contribution Makeup Benefit. A Participant's Defined Contribution Makeup Benefit is a monthly pension with a Present Value equal to the Participant's vested Hypothetical Account as of the effective date the Executive Pension starts. The Hypothetical Account, described below, is based upon certain pre-Separation Date deferrals. A makeup benefit relating to post-Separation Date deferrals is included in the AirTouch Communications Deferred Compensation Plan.

          The "Hypothetical Account" means an amount equal to (i) the amounts actually deferred each year under the Pacific Telesis Group Executive Deferral Plan (attributable to both base pay and actual amounts otherwise payable under the Short Term Incentive Plan in each year) for the period between January 1, 1987 and the Separation Date multiplied by the sum of the basic and variable contribution rates in effect under the Qualified Retirement Plan for each such year, respectively, plus (ii) estimated earnings on amounts credited to the Hypothetical Account to the effective date of the pension. Earnings shall be determined by the Committee, in its sole discretion, on the basis of the actual rates of return earned under the Qualified Retirement Plan on all its investments. If the Participant is not 100% vested in company contributions under the Retirement Plan, the Hypothetical Account shall be reduced to reflect the portion vested.

4.4 Mid-Career Benefit. The Mid-Career Benefit provides a monthly pension benefit based on periods of imputed pension credit. This benefit was provided previously under the Pacific Telesis Group Mid-Career Pension Plan, a Predecessor Plan.

      (a) Eligibility for Mid-Career Benefit. A Participant who was hired or rehired before the Separation Date by Pacific Telesis Group at age 35 or older at Fourth Level or above, who was a participant in the Pacific Telesis Group Mid-Career Pension Plan immediately before the Separation Date, whose Term of Employment includes at least five years at Fifth Level or above, and who retires or terminates employment with a Participating Company at Fifth Level or above, shall be eligible for the Mid-Career Benefit. For purposes of this Section 4.4, "Fourth Level" and "Fifth Level" shall mean the salary and job classifications established by Pacific Telesis Group and the comparable classifications applicable to the Participating Companies, as determined by the Committee. As of the Separation Date, Mr. Lydell L. Christensen is the only Participant eligible for a Mid-Career Benefit.

      (b) Mid-Career Benefit Formula. An eligible Participant's Mid-Career Benefit shall be determined under one of the following formulas.

          (i) Non-Executive Formula. If the Participant has not served as an Executive, the Mid-Career Benefit shall be a monthly pension equal to 1% of the sum of the Participant's Final Average Base Pay and Final Average Team Award, multiplied by the Participant's Mid- Career Pension Credits.

          (ii) Executive Formula. If the Participant served as an Executive, the Mid-Career Benefit shall be determined as provided in (i) above, except that 1% shall be replaced by the following fraction:

                            (A x .01) + (B x .0145)
                            -----------------------
                                       C

               For this purpose, A, B, and C shall have the following meanings:

               A = Months of service below Executive level

               B = Months of service at Executive level

               C = Total months of service

               A "month of service" means a calendar month that is included in the Participant's Term of Employment.

      (c) Mid-Career Pension Credits.

          (i) In the case of a Participant hired or rehired at Fifth Level or above and whose entire Term of Employment is at Fifth Level or above, the "Mid-Career Pension Credits" equal the lesser of (A) the excess of 35 years over the Term of Employment that the Participant could accrue if the Participant worked to age 65, or
                (B) his or her Term of Employment at termination of employment.

          (ii) In the case of a Participant hired or rehired at Fourth Level or above and whose Term of Employment includes service at Fourth Level or below, the "Mid-Career Pension Credits" equal the product of the Mid-Career Pension Credits determined in (i) above, multiplied by a fraction, the numerator of which equals the months in the Term of Employment completed at Fifth Level or above and the denominator of which equals the Participant's total months in the Term of Employment.

          (Iii) For purposes of (i) and (ii) above, a Participant's Term of Employment shall be determined by including service after the Separation Date, but excluding all periods of part- time employment, notwithstanding the definition of Term of Employment in Section 2.

4.5 No Reduction. In no event shall the benefits payable under this Plan determined as of the Participant's termination of employment with the Participating Companies be less than the benefits accrued under the Predecessor Plans determined as though the Participant terminated employment as of March 31, 1994.

4.6   Early Retirement Discount.

      (a) Service Pensions. If the Participant's Executive Pension is paid as a 55 years, the Executive Pension shall not be reduced for early payment. Except as provided in (c) below, any other Executive Pension paid as a service pension shall be reduced by:

          (i) One-half percent (.5%) for each month or portion thereof that the Participant's age at retirement is less than 55 years, if the Participant's Term of Employment is less than 30 years; or

          (ii) For service pensions commencing before 1995, one- quarter percent (.25%) for each month or portion thereof that the Participant's age at retirement is less than 55 years, if the Participant's Term of Employment is at least 30 years; or

          (iii) For service pensions commencing after 1994, there shall be no reductions for early payment if the Participant's Term of Employment is at least 30 years.

      (b) Vested Pensions. If the Participant's Executive Pension is paid as a vested pension, but not as a service pension, and if the Participant's Executive Pension begins before age 65, the Executive Pension shall be reduced pursuant to the early payment factor table for vested pensions under the Qualified Pension Plan, except as otherwise provided in (c) below.

      (c) Exceptions to Early Payment Reductions. The early reduction provisions in (a) or (b) above shall not apply in the following circumstances:

          (i) The Executive Pension payable to any Participant who terminates employment as an Executive on or after age 55 and who has served at least 10 years as an Executive, including service after the Separation Date, shall not be reduced.

          (ii) The Defined Contribution Makeup Benefit shall not be reduced for early payment. This benefit formula reflects the early payment value of the benefit payment without further adjustment.

      (d) Health Benefits for Certain Executives Eligible for Unreduced Benefits. If any Executive eligible for an unreduced Executive Pension under (c)(i) above is not eligible for retiree welfare benefit coverage under the Company's welfare benefit plans, then such Participant, after his or her termination of employment hereunder, shall be deemed eligible for medical, dental and life insurance benefits under the Company's welfare benefit plans for retirees.

4.7 Minimum Benefit For Certain Executives. The Minimum Benefit is available to certain Participants who serve as Executives. This benefit was provided previously under the Pacific Telesis Group Non-Qualified Pension Plan. Eligibility for and the amount of the Minimum Benefit are based on the Participant's number of years of continuous service (subject to the break in service rules of Section 11.5) as an Executive.

      (a) Eligibility for Minimum Benefit. A Minimum Benefit shall apply only to Participants who became Executives on or before January 24, 1992, who serve as Executives for a period of at least 10 years, including service before and after the Separation Date, and who terminate employment as an Executive at or after age 55. This Minimum Benefit shall be payable only if it exceeds the Basic Benefit reduced by the Qualified Pension Benefit, as described in Section 4.1(a)(i). As of the Separation Date, each of the following Participants is eligible for a Minimum Benefit if it exceeds the Basic Benefit reduced by the Qualified Pension Benefit as described in Section 4.1(a)(i) and if he or she terminates employment as an Executive at or after age 55:

                                  Mr. Lydell L. Christensen
                                  Mr. C. Lee Cox
                                  Mr. F. Craig Farrill
                                  Mr. Charlie E. Jackson
                                  Mr. Jan K. Neels
                                  Mr. Arun Sarin
                                  Mr. George F. Schmitt
                                  Ms. Susan G. Swenson
                                  Mr. Paul H. White

      (b) Amount of Minimum Benefit. An eligible Executive's Minimum Pension is a monthly pension equal to:

          (i) 45% of the sum of the Executive's Final Average Base Pay and Final Average Team Award;

                                   reduced by

          (ii) The sum of the Executive's Qualified Pension Benefit (not including that portion of the Qualified Pension Benefit representing the accrued benefit as of December 31, 1986, under the Communications Industries, Inc. Employees' Pension Plan) and the Account Benefit (determined under (c) below).

          The percentage in (i) above shall be increased one percentage for each additional year as an Executive beyond 10 years, including years after the Separation Date, up to a maximum of 50% at 15 years as an Executive. The benefit in (i) above shall not be adjusted for early payment. The Qualified Pension Benefit under (ii) above shall reflect an adjustment for early payment, if applicable under the Qualified Pension Plan.

      (c) Definition of Account Benefit. The "Account Benefit" means an immediate monthly life annuity commencing at termination of employment with the Participating Companies that has a Present Value equal to the sum of the amounts credited both before and after the Separation Date under the Company's defined contribution plans, as follows:

          (i) Value of the Basic Account under the Qualified Retirement Plan at termination of employment;

          (ii) Value of the Variable Account under the Qualified Retirement Plan at termination of employment;

          (iii) Value of the Transition Account under the Qualified Retirement Plan at termination of employment;

          (iv) Amount of all withdrawals and distributions made from the Basic, Variable and Transitions Accounts under the Qualified Retirement Plan before termination of employment, plus "interest" thereon to date of termination;

          (v) Payments from the Company's Excess Benefit Plan and Deferred Compensation Plan before termination of employment attributable to Company contributions other than "matching" contributions, plus "interest" thereon to the date of termination;

          (vi) Value of the Participant's Account at termination of employment under the Company's Excess Benefit Plan and Deferred Compensation Plan attributable to Company contributions other than "matching" contributions; and

          (vii) Payments made directly to the Executive before termination under the bonus program relating to transition credits, plus "interest" thereon to the date of termination.

          "Interest" shall be determined by the Committee in its sole discretion from the date payment was made to the date of the Participant's termination of employment, based on the annual rate of return earned by the Qualified Retirement Plan on all its investments during the applicable period.

          If the Participant's Minimum Pension commences as of a date later than the day following the termination date, the Participant's Account Benefit shall be redetermined by increasing the amounts in (i)-(vii) by "Interest" from the date of termination to the effective date that the Minimum Pension is paid. The amounts in (i)-(vii) shall not include amounts attributable to any Merger Account a Participant may have or have had under the Qualified Retirement Plan.

4.8 Special Increases. Unless the Committee determines otherwise, Executive Pensions payable as monthly service pensions to retired Participants or their surviving spouses shall be increased by the same percentage and pursuant to the same terms and conditions set forth in the Qualified Pension Plan for ad hoc increases to retired Participants or their surviving spouses. This Section shall apply only to Participants who retire or terminate as Executives.

SECTION 5.  PAYMENT OF EXECUTIVE PENSION.

5.1 Time of Payment. Except as otherwise provided by the Plan or determined by the Committee in its sole discretion, a Participant's Executive Pension shall commence as of the date that the Participant's Qualified Pension Benefit commences. If the Participant is not covered by the Qualified Pension Plan, the Executive Pension may commence as of the day following termination of employment. The Committee reserves the right to select another date as of which the Participant's Executive Pension commences.

      5.2 Form of Payment. A Participant's Executive Pension shall be paid in such form as the Committee shall determine in its sole discretion. In order to assist the Committee in making such determination, the Committee may follow the procedures set forth in this Section. The Committee may establish additional procedures as it deems necessary. The Participant may elect to receive the Executive Pension in any of the forms then available under the Qualified Pension Plan, subject to the following conditions:

      (a) If the Participant's Qualified Pension Benefit is payable in the form of an annuity, the Participant's Executive Pension shall be paid in the same form of an annuity.

      (b) If the Participant's Qualified Pension Benefit is payable in the form of a cashout payment, the Participant's Executive Pension shall be paid in the form of an annuity, unless a cashout payment is made (pursuant to Subsection (c)).

      (c) Any election to receive the Executive Pension in a cashout form of payment shall be subject to the approval of the Committee which retains the sole discretion not to pay the Executive Pension in the form of a cashout payment.

      (d) An Executive Pension shall be paid in the same form as any pension payable to the Participant under the nonqualified pension plans whose terms are set forth in the Qualified Pension Plan document.

5.3   Adjustment to Executive Pension for Form of Payment.

      (a) Life Annuity. If the Participant's Executive Pension is payable as a life annuity, the amount paid as a life annuity shall equal the amount of the Participant's Executive Pension determined under Section 4, including any adjustment for early payment under Section 4.6, if applicable.

      (b) Joint and Survivor Annuity. If the Participant's Executive Pension is payable as a joint and survivor annuity, the Participant shall receive for his or her lifetime the amount payable as a life annuity, reduced by the percentage that would be used as an actuarial reduction factor to the Participant's life annuity under the Qualified Pension Plan if the Participant was eligible for and elected to receive a 50% joint and survivor spousal annuity under the Qualified Pension Plan. Upon the Participant's death, 50% of the monthly amount paid to the Participant shall be payable for life to the surviving spouse of the Participant to whom the Participant was married when the joint and survivor annuity commenced. If that spouse dies before the Participant's death, the Executive Pension shall be increased to 100% of the amount that would have been payable as a life annuity, if this "pop-up" feature would be applicable to an annuity payable to the Participant under the Qualified Pension Plan.

      (c) Single Sum Cashout Payment. If the Participant's Executive Pension is payable as a single sum cashout payment, the amount payable shall equal the Present Value of the benefit determined under Section 4.

      (d) Other Forms of Payment. If the Participant's Executive Pension is payable in any other form of payment, the amount payable otherwise under Section 4 shall be adjusted in such manner as the Committee shall determine.

5.4 Notification and Application for Benefits. The Committee may notify the Participant of the amount of his or her Executive Pension and may require the Participant to apply for benefits hereunder.

5.5 Death Following Termination. If a Participant dies after his or her employment terminates (so that a Surviving Spouse Annuity is not payable under Section 6.1), but before his Executive Pension commences or is paid, the Participant's Executive Pension shall be paid in the form previously elected and approved by the Committee. If no election was made before the Participant's death, the Executive Pension shall be payable in the form determined by the Committee in its sole discretion.

SECTION 6.  DEATH BENEFITS.

6.1   Surviving Spouse Annuity.

      (a) Eligibility for Surviving Spouse Annuity. The surviving spouse of a Participant who dies during employment shall be entitled to a Surviving Spouse Annuity if the surviving spouse is eligible for a survivor annuity under the Qualified Plan or would be eligible therefor, if the Participant had been covered under the Qualified Plan.

      (b) Amount of the Surviving Spouse Annuity. The amount of the surviving spouse annuity shall be equal to the survivor's portion of a Joint and Survivor Annuity, determined as though the Participant had retired the day before his or her death, had commenced receiving the Participant's Executive Pension in the form of a Joint and Survivor Annuity under
          Section 5.3(b), and then immediately died. For this purpose, the Participant's Executive Pension shall be deemed payable as a service pension without any discount for early payment if the Participant's Term of Employment at date of death was at least 15 years. Otherwise, the Participant's Executive Pension shall be deemed payable as a service pension or vested pension, depending upon which of the two would have been payable to the Executive.

      (c) Form and Time of Payment. The Surviving Spouse Annuity shall be payable generally in the form of a monthly annuity for the surviving spouse's lifetime commencing the day after the Participant's death, subject to the discretion of the Committee to pay the benefit at such other time or in such form, including a cashout payment, as the Committee determines.

6.5   Pensioner Death Benefit.

      (a) Eligibility for Pensioner Death Benefit. A Participant who is an Executive upon his or her retirement, termination of employment, or death during employment shall be covered by the Pensioner Death Benefit if the Executive otherwise meets the coverage requirements for the pensioner death benefit under the Qualified Pension Plan.

      (b) Amount of Pensioner Death Benefit. The Pensioner Death Benefit provided by the Plan shall equal one times the sum of the Participant's annual rate of base pay, deferred and non deferred, and the Executive's standard or target award in effect under the Company's Short Term Incentive Plan for the Participant's Position Rate as of the earlier of the Participant's retirement or death and such sum shall be reduced by the pensioner death benefit under the Qualified Pension Plan.

      (c) Waiver of Pensioner Death Benefit. If an Executive is deemed to have waived the death benefit for which he or she was eligible under the Qualified Plan, such Executive shall be deemed to have waived the Pensioner Death Benefit under the Plan as well.

SECTION 7.  SOURCE OF BENEFIT PAYMENTS.

7.1 Unfunded; Rabbi Trust. All benefits payable under the Plan shall be paid from Company or Participating Company's operating expenses, or through the purchase of insurance from an insurance company, or by a trust established by the Company for this purpose, as the Company may determine.

7.2 Participating Company Liability. Where a Participant's term of employment includes service with more than one Participating Company, the last Participating Company (other than a Participating Company that is a Joint Venture Employer as defined in the Qualified Pension Plan) to employ the Participant as an Executive prior to his or her retirement or termination of employment with entitlement to a benefit hereunder shall be primarily liable for the full benefit payable under this Plan. However, if for any reason, the primarily liable Participating Company fails to make timely payment of an amount due to or on behalf of a Participant, the Company shall be jointly and severally liable for the obligation to pay the amount due. A Participating Company's withdrawal from participation shall not affect that company's liability hereunder. In addition, the liability of a Participating Company shall not be affected by any action or inaction (on the part of the Participant, his or her joint annuitant or any company) with respect to amounts owed, including, but not limited to, the granting of extensions of time or other indulgences, the failure to make timely demand, the failure to make timely payment or the failure to give notices of any type.

SECTION  8.   FORFEITURE.

Notwithstanding any other provision of the Plan, all or a portion of the benefits that a Participant, his or her joint annuitant or beneficiary would be otherwise eligible hereunder may be forfeited, in the sole discretion of the Board, under the following circumstances:

(a) The Participant is discharged by a Participating Company for cause; or

(b) A determination by the Board of Directors of a Participating Company that the Participant engaged in misconduct in connection with his or her employment with such Participating Company.

SECTION 9.  ADMINISTRATION.

9.1 Plan Sponsor and Plan Administrator. The Company shall be the sponsor of the Plan and the Vice President-Human Resources of the Company shall be the Plan Administrator. The Vice President-Human Resources of the Company shall have the specific powers elsewhere granted and shall have such other powers as may be necessary in order to administer the Plan, in his sole discretion, except for powers herein granted or provided to others.

9.2 Determination of Eligibility. In all questions relating to age and service for eligibility for any benefit hereunder, or relating to service and rates of pay for determining benefits, the decision of the Committee, based upon this Plan and upon the records of the Participating Companies employing such individual and insofar as permitted by applicable law shall be final.

9.3 Procedure To Approve and Deny Claims. The Plan Administrator shall have the sole discretion to grant or deny claims for benefits under the Plan with respect to Executives of each Participating Company (other than claims of the Plan Administrator), and authorize disbursements according to this Plan. The Committee shall have the sole discretion to grant or deny claims for benefits with respect to the Plan Administrator as a Participant, and the Board of Directors of the Company shall serve as the Review Committee for purposes of Section 9.4. Adequate notice, pursuant to applicable law and prescribed Company practices, shall be provided in writing to any Executive or beneficiary whose claim has been denied, setting forth the specific reasons for such denial and any other information required to be furnished under ERISA.

9.4 Procedure To Review Denied Claims. The Committee shall serve as the final Review Committee for the review of all denied claims appealed by an Executive or the joint annuitant or beneficiary of an Executive.

      An Executive or his or her joint annuitant or beneficiary whose claim for benefits has been denied, in whole or in part, may (and must for the purpose of seeking any further review of a decision or determining any entitlement to a benefit under the Plan) within 60 days after receipt of notice of denial, submit a written request for review of the decision denying the claim. In such case, the Review Committee shall:

      (a) Make full and fair review of such decision within 60 days after receipt of the written request for review, or within an additional 60 days, provided the claimant is notified of the delay and the reasons for requiring such additional time; and

      (b) Notify the claimant in writing of the review decision, specifying the reasons for such decision.

      Any Executive or joint annuitant or beneficiary whose claim for benefits has been denied shall have such further rights of review as are provided in section 503 of ERISA and regulations promulgated thereunder. The Review Committee and the Plan Administrator shall retain such right, authority and discretion as is provided in or not expressly limited by section 503 of ERISA and regulations thereunder.

9.5 Additional Duties of Plan Administrator. The Vice President-Human Resources of the Company shall determine conclusively for all parties all questions arising in the administration of the Plan, and insofar as permitted by applicable law, any decision of the Vice President-Human Resources of the Company shall not be subject to further review.

9.6 Allocation of Responsibilities. The Company may allocate responsibilities for the operation and administration of the Plan consistent with the Plan's terms. The Company, the Committee, the Vice President-Human Resources of the Company and each Participating Company may designate in writing other persons to carry out their respective responsibilities under the Plan and may employ persons to advise them with regard to any such responsibilities.

9.7 Named Fiduciaries. The Company, the Committee, the Vice President-Human Resources of the Company and each Participating Company (other than a Joint Venture Employer, as defined in the Qualified Pension Plan) are each named fiduciaries as that term is used in ERISA with respect to the particular duties and responsibilities herein provided to be allocated to each of them.

9.8 More Than One Fiduciary Capacity. A person or group of persons may serve in more than fiduciary capacity with respect to the Plan.



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
SECTION 10.  AMENDMENT AND TERMINATION.

10.1 Plan Amendment. The Company may from time to time make any changes in the Plan as it deems appropriate with or without notice to participants by appropriate action of its Board or its delegate. However, in recognition of the reliance placed upon the Plan and its contractual nature in inducing the change in position caused by retirement, any such change or modification shall not result in the cessation or reduction of benefits to retired individuals or their annuitants, nor shall such modification affect the rights of any individual to any benefit to which he may have previously become entitled hereunder. The Vice President-Human Resources of the Company, with the approval of the Senior Vice President-Legal, External Affairs and Secretary of the Company, shall be authorized to make minor or administrative changes to the Plan.

10.2 Plan Termination. The Company retains the right to terminate the Plan in whole or in part by appropriate action of its Board of Directors, and each Participating Company retains the right to withdraw from this Plan, at any time, for any reason, with or without notice to participants. Said termination or withdrawal, as applicable, shall not result the cessation or reduction of benefits to retired individuals or their annuitants, nor shall such termination or withdrawal affect the rights of any individual to any benefit to which he may have previously become entitled hereunder. A Participating Company's withdrawal from participation shall not affect that company's liability described in Section 7.2.



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
SECTION 11.  GENERAL PROVISIONS.

11.1  Effective Date.  This Plan is effective as of Separation Date.

11.2 Rights to Benefits. Except as otherwise provided in this Plan, a Participant shall accrue those benefits as described in this Plan, other than the Minimum Pension and the Pensioner Death Benefit, at the end of each calendar year (or the date the Participant terminates employment, if earlier) on the basis of compensation as of such time and service as of the Separation Date. The Minimum Pension and the Pensioner Death Benefit shall accrue at the date such benefit becomes payable.

11.3 No Right to Company Assets. Neither an Executive nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of any Participating Company, including, without limiting the generality of the foregoing, any specific funds or assets that any Participating Company, in its sole discretion, may earmark or set aside in anticipation of a liability hereunder. A Participating Company's obligation to pay any amounts hereunder shall be unfunded as to the Executive.

11.4 Assignment or Alienation. Assignment or alienation of pensions or other benefits under this Plan will not be permitted or recognized except as otherwise required by law.

11.5 Break in Service. For purposes of determining a Participant's Years of Credited Service or Term of Employment under this Plan, a break in service and any reemployment shall be defined and treated in the same manner as is set forth in the Qualified Pension Plan; provided that, in determining years of service as an Executive for purposes of the Minimum Pension, service after reemployment with a Participating Company, following a period of more than six (6) months of non-employment by any Participating Company, shall not be taken into account until the Executive has served five (5) years of continuous service after reemployment. In addition, there shall be no eligibility for Executive Pension benefits in the case of an Executive who becomes reemployed with a Participating Company, following a period of more than six (6) months of non-employment by any Participating Company, prior to the completion by the Executive of five (5) years of continuous service after reemployment. If the reemployed Executive again becomes eligible for an Executive Pension, such pension shall be determined in the same manner as a recalculated pension under the Qualified Plan following reemployment, including offset for the prior pension cashed out.

11.6 Leave of Absence. For purposes of this Plan, a leave of absence shall be defined and administered in the same manner as is set forth in the Qualified Pension Plan.

11.7 Amounts Accrued Prior to Death. Benefit amounts accrued but not actually paid at the time of death of a former employee or retiree shall be paid in accordance with the standards and procedures set forth in the Qualified Pension Plan.

11.8 Payments to Others. Benefits payable to a former employee or retiree unable to execute a proper receipt may be paid to other person(s) in accordance with the standards and procedures set forth in the Qualified Pension Plan.

11.9 Claims Release. In case of accident resulting in the death of a Participant that entitles his beneficiaries or annuitant to benefits under this Plan, such beneficiaries or annuitant shall, prior to the payment of any such benefits, sign a release, releasing the Company or other Participating Companies, as applicable, from all claims and demands that the Executive, the Executive's beneficiaries and/or annuitant had or may have against them, otherwise than under this Plan, on account of such accident. If any persons other than the beneficiaries under this Plan might legally assert claims against a Participating Company on account of the death of the Executive, no part of the death benefit under this Plan shall be due or payable until there have also been delivered to the Committee good and sufficient releases of all claims, arising from or growing out of the death of the individual, that such other persons might legally assert against any Participating Company. The Committee, in its discretion, may require that the releases above described shall release any other company connected with the accident, including the Company or any other Participating Company, as applicable.

11.10 Damage Claims or Suits. Should a claim other than under the Plan be presented or suit brought against the Company or any Participating Company for damages on account of the death of an individual who was at any time an Executive, nothing shall be payable under the Plan on account of such death, except as provided in Section 11.11 below; provided, however, that the Committee may, in its discretion and upon such terms as it may prescribe, waive this provision if such claims be withdrawn or if such suit be discontinued.

11.11 Judgment or Settlement. In case any judgment is recovered against any Participating Company or any settlement is made of any claim or suit on account of the death of an individual who was at any time an Executive, and the amount paid to the beneficiaries who would have received benefits under the Plan is less than what would otherwise have been payable under the Plan, the difference between the two amounts may, in the sole discretion of the Committee, be distributed to such beneficiaries.

11.12 Payments Under Law. In case any benefit that the Committee determines to be of the same general character as a payment provided by the Plan shall be payable under any law now in force or hereafter enacted to an individual who was at any time an Executive, to such an individual's beneficiaries or annuitant, the excess only, if any, of the amount prescribed in the Plan above the amount of such payment prescribed by law shall be payable under the Plan; provided, however, that no benefit payable under this Plan shall be reduced by reason of any governmental benefit or pension payable on account of military service, or by reason of any benefit that the recipient would be entitled to receive under the Social Security Act. In those cases where, because of differences in the beneficiaries, or differences in the time or methods of payment, or otherwise, whether or not there is such excess is not ascertainable by mere comparison but adjustments are necessary, the Committee shall have discretion to determine whether or not any such excess exists and to make the adjustments necessary to carry out in a fair and equitable manner the spirit of the provision for the payment of such excess.

SECTION 12.  EXECUTION.

To record the second amendment and restatement of the Plan to read as set forth herein, effective as of April 1, 1994, the Company has caused its authorized officer to execute this document on this 26th day of September, 1995.


                                          AIRTOUCH COMMUNICATIONS, INC.



                                          By:  /s/
                                               ---------------------------------